                                    EXHIBIT 1

                               DISTRIBUTION REPORT
                                       FOR
                     PUBLIC STEERS SERIES 1999 REN-C1 TRUST

                                DISTRIBUTION DATE
                                SEPTEMBER 2, 2003
                            CUSIP NUMBER 744-593-302

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Renaissance Re Capital Trust Series B Capital Securities (the "Underlying Securities"):

                         Interest:                      $854,000.00
                         Principal:                            0.00
                         Premium:                              0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                        Paid by the Trust:                  $00.00
                        Paid by the Depositor:           $1,000.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                 Class A:
                        Interest:                      $854,000.00
                        Principal:                          $00.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                        Principal Amount:                     $20,000,000
                        Interest Rate:                        8.54%
                        Rating:

                            Moody's Investor Service                 BAA1
                            Standard & Poor's Rating Service         BBB

      (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date:

            Class A Principal Balance: ($25 Stated Amount):  $20,000,000